Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-11 of our report dated September 29, 2021 relating to the financial statements and the financial statement schedule, which appears in Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-259494) of Healthcare Trust, Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-259494) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 1, 2021